UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/26/2006

BJ Services Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10570

DE	63-0084140
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4601 Westway Park Blvd., Houston, TX 77041
(Address of principal executive offices, including zip code)

713-895-5624
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following 8-K/A submission is soley to correct the incorrect announcement date previously submitted regarding the promotion of Jeffrey E. Smith to Vice President - Finance and Chief Financial Officer.

On April 24, 2006, BJ Services Company announced that Jeffrey E. Smith was promoted to Vice President - Finance and Chief Financial Officer. Previously, Jeff was Treasurer and the interim Chief Financial Officer and has been with the Company since 1990. A biography of Mr. Smith is included in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Also, Bret Wells was promoted to Treasurer and Chief Tax Officer of the Company. Previously, Bret was Director, Tax of BJ Services Company and has been with the Company since 2002.

A copy of the Company's press release containing the Company's announcement is attached as Exhibit 99.1 and is incorporated herein by reference

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ Services Company

Date: April 26, 2006	By:	/s/ Brian T. McCole
Brian T. McCole
Controller

Exhibit Index

Exhibit No.	Description
EX-99.1	Personnel Change Announcement